EXHIBIT 10.20
AMENDMENT NO. 3
TO THE
HAMILTON LANE INCORPORATED
EMPLOYEE SHARE PURCHASE PLAN

        WHEREAS, Hamilton Lane Incorporated, a Delaware corporation (the “Company”) maintains the Hamilton Lane Incorporated Employee Share Purchase Plan, as amended (the “Plan”); and

        WHEREAS, the Company desires to amend the Plan to provide that any amount remaining in an employee’s Plan account following a purchase date will be returned to the employee;

        NOW, THEREFORE, BE IT RESOLVED, that, effective with respect to the offering period commencing on January 1, 2025 and each subsequent offering period thereafter, the Plan be, and it hereby is, amended as follows:

1.    The last sentence of Section 7(a) is amended to read as follows:

“Any amount remaining in the Employee’s Account following the purchase shall be returned to the Employee.”

2.    The other provisions, terms and conditions of the Plan are and will remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly adopted by the Company’s Compensation Committee as of March 17, 2025.

HAMILTON LANE INCORPORATED

By:	/s/ Lydia A. Gavalis
Name: Lydia A. Gavalis
Title: General Counsel and Secretary